UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
_____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 6, 2025
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MediaAlpha, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-39671	85-1854133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 South Flower Street, Suite 640 Los Angeles, California	90017
(Address of Principal Executive Offices)	(Zip Code)
(213) 316-6256
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	MAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement

FTC Settlement

On July 3, 2025, MediaAlpha, Inc. (the “Company”) reached agreement with the Staff of the Federal Trade Commission (the “FTC”) on the terms of a Consent Order that the Staff would recommend to the Commissioners of the FTC to fully resolve the FTC’s claims. On August 6, 2025, the Staff notified the Company that the Commissioners of the FTC had approved the Consent Order, and the FTC filed a complaint and a stipulation in the United States District Court for the Central District of California seeking court approval of the Consent Order.

Under the terms of the Consent Order, which includes no admission of wrongdoing or to the FTC’s allegations, the Company has agreed to pay $45.0 million as monetary relief, of which $33.5 million is payable within seven days of entry of the Consent Order by the court and the remaining $11.5 million within 90 days of entry of the Consent Order. Under the Consent Order, the Company has also agreed to, among other things: implement processes to review its advertising and marketing materials relating to under-65 health plans for compliance; include certain disclosures on its lead generation websites relating to under-65 health plans; implement processes to monitor the compliance of its under-65 health demand partners, supply partners and affiliates; comply with the Telemarketing Sales Rule and not make any misrepresentations in connection with lead generation or the advertising, marketing, or promotion of any good or service; not collect, transfer or disclose consumer information without express informed consent; transfer certain inactive under-65 health website domains owned by the Company; and comply with certain data deletion, recordkeeping and cooperation provisions.

The foregoing description of the Consent Order does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Consent Order, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 – Regulation FD Disclosure

On August 6, 2025, the Company issued a press release regarding the FTC’s approval of the Consent Order, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Consent Order dated August 6, 2025
99.2	Press release dated August 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaAlpha, Inc.

Date: August 6, 2025	By:	/s/ Jeffrey B. Coyne
		Name:	Jeffrey B. Coyne
		Title:	General Counsel & Secretary